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                                                                    Exhibit 23.1



                        CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the use in this Annual Report on Form 10-K of our report dated April 26, 2000 relating to the consolidated financial statements of Sage, Inc., which appears in such Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
San Jose, California
June 29, 2000